UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2009

Walter Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On February 27, 2009, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Walter Industries, Inc. (the “Company”) completed its annual performance and compensation review of Victor P. Patrick, the Company’s Vice Chairman, CFO and General Counsel, and Mr.  George R. Richmond, Chief Executive Officer, Jim Walter Resources, Inc. and approved certain cash incentive awards for 2008 be paid to Messrs. Patrick and Richmond under the Company’s Executive Incentive Plan (the terms of such plan previously disclosed in materials filed with the U.S. Securities and Exchange Commission). The Compensation Committee also approved a 3.5% increase in 2009 annual base salary for Messrs. Patrick and Richmond effective March 1, 2009.

The Committee took no action with respect to the compensation arrangements of the Company’s other Named Executive Officers, each of which was previously disclosed in materials filed with the U.S. Securities and Exchange Commission.

The cash incentive awards paid to Messrs. Patrick and Richmond for fiscal year 2008 and base salary for 2009 are as set forth below:

Name and Principal Position	2008 Incentive Award	2009 Base Salary effective March 1, 2009

Victor P. Patrick, Vice Chairman, Chief Financial Officer, General Counsel and Director	$499,433	$439,875

George R. Richmond, CEO, Jim Walter Resources, Inc. and Director	$719,842	$517,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

Date: March 5, 2009	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
Assistant General Counsel and Secretary